United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

November 11, 2008

Date of Report

OAK RIDGE MICRO-ENERGY, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	0000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

275 Midway Lane

Oak Ridge, Tennessee  37830

(Address of Principal Executive Offices)

(801) 556-9928

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued financial Statements or a Related Audit Report or Completed Interim Review.

On October 29, 2008, the Company’s President and a director discussed with the Company’s independent accountant that he believed that the Company had incorrectly accounted for the sale of assets by the Company.  On November 11, 2008, the Company and its independent accountant determined that the Company had incorrectly accounted for the sale of assets for the periods ended March 31, 2008, and June 30, 2008.  Management believed that it had previously sold all of its equipment assets, but a component of one asset was segregated from the original sale and subsequently sold in July.  This resulted in Property, Plant and Equipment being understated by $54,948 as of March 31, 2008, and June 30, 2008, and the gain on sale of assets being understated by $54,948.  The Company will restate and file amended 10-Q Quarterly Reports for the periods ended March 31, 2008, and June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC.

Date:	November 13, 2008	By:	/s/ Mark Meriwether
Mark Meriwether
President, Secretary and Director

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